Exhibit 15.2

Consent of King & Wood Mallesons

To:	21Vianet Group, Inc.

M5, 1 Jiuxianqiao East Road

Chaoyang District, Beijing 100016

the People’s Republic of China

Date:	April 9, 2014

Dear Sirs,

We consent to the reference to our firm under the headings “Risk Factors” and “Regulation” in 21Vianet Group, Inc. on Form 20-F for the year ended December 31, 2013, which will be filed with the Securities and Exchange Commission (the “SEC”). We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2013.

Yours faithfully,

/s/ King & Wood Mallesons
King & Wood Mallesons